Exhibit 23.6

[LETTERHEAD OF SHANGHAI MEDICAL]

June 3, 2010

China Kanghui Holdings

No. 1-8 Tianshan Road

Xinbei Zone, Changzhou

Jiangsu 213022, PRC

CONSENT OF SHANGHAI MEDICAL

Shanghai Medical Instruments Import and Export Company (“Shanghai Medical”) hereby consents to the use and references of Shanghai Medical’s name in China Kanghui Holdings’ registration statement on Form F-1 (“Registration Statement”) to be filed with the U.S. Securities and Exchange Commission. Shanghai Medical also hereby consents to the filing of this letter as an exhibit to the Registration Statement.